UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Monmouth Real Estate Investment Corporation

(Exact name of registrant as specified in its charter)

Maryland	22-1897375
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Juniper Business Plaza 3499 Route 9 North, Suite 3-D Freehold, New Jersey	07728
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.125% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [  ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [  ]

Securities Act registration statement file number to which this form relates: 333-206187

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Monmouth Real Estate Investment Corporation (the “Registrant”) hereby incorporates the description of its 6.125% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series C Preferred Stock”), to be registered hereunder set forth under the caption “Description of the Series C Preferred Stock” in the Registrant’s prospectus supplement, dated September 6, 2016, forming a part of its Registration Statement on Form S-3 (Registration No. 333-206187), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended, on August 7, 2015, and declared effective by the Commission on August 20, 2015, covering the offer and sale of the class of the securities to be registered hereby. The Series C Preferred Stock is expected to be listed on the New York Stock Exchange.

Item 2. Exhibits.

Exhibit Number	Description

3.1	Articles of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-3, filed with the Commission on September 1, 2009, Registration No. 333-161668).

3.2	Articles Supplementary, effective December 1, 2006 (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form 8-A, filed with the Commission on December 1, 2006, Registration No. 001-33177).

3.3	Articles of Amendment, effective April 21, 2010 (incorporated by reference to Exhibit 3 to the Registrant’s Current Report on Form 8-K, filed with the Commission on April 19, 2010, Registration No. 001-33177).

3.4	Articles Supplementary, effective October 12, 2010 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 12, 2010, Registration No. 001-33177).

3.5	Articles of Amendment, effective March 7, 2011 (incorporated by reference to Exhibit 3 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 3, 2011, Registration No. 001-33177).

3.6	Articles of Amendment, effective January 26, 2012 (incorporated by reference to Exhibit 3 to the Registrant’s Current Report on Form 8-K, filed with the Commission on January 27, 2012, Registration No. 001-33177).

3.7	Articles Supplementary, effective June 1, 2012 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on June 5, 2012, Registration No. 001-33177).

3.8	Articles of Amendment, effective May 27, 2014 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on May 28, 2014, Registration No. 001-33177).

3.9*	Articles Supplementary, effective September 7, 2016, designating the Series C Preferred Stock of the Registrant.

3.10	Bylaws of the Registrant, as amended and restated on April 1, 2014 (incorporated by reference to Exhibit 99 to the Registrant’s Current Report on Form 8-K, filed with the Commission on April 1, 2014, Registration No. 001-33177).

4.1	Specimen certificate representing the common stock of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on August 5, 2015, Registration No. 001-33177).

4.2	Specimen certificate representing the 7.625% Series A Cumulative Redeemable Preferred Stock of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A, filed with the Commission on December 1, 2006, Registration No. 001-33177).

4.3	Specimen certificate representing the 7.875% Series B Preferred Stock of the Registrant (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-11, filed with the Commission on May 31, 2012, Registration No. 333-181172).

4.4*	Specimen certificate representing the Series C Preferred Stock of the Registrant.

* Filed herewith

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)	MONMOUTH REAL ESTATE INVESTMENT CORPORATION

Date: September 8, 2016	By:	/s/ Kevin S. Miller
	Name:	Kevin S. Miller
	Title:	Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-3, filed with the Commission on September 1, 2009, Registration No. 333-161668).

3.2	Articles Supplementary, effective December 1, 2006 (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form 8-A, filed with the Commission on December 1, 2006, Registration No. 001-33177).

3.3	Articles of Amendment, effective April 21, 2010 (incorporated by reference to Exhibit 3 to the Registrant’s Current Report on Form 8-K, filed with the Commission on April 19, 2010, Registration No. 001-33177).

3.4	Articles Supplementary, effective October 12, 2010 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 12, 2010, Registration No. 001-33177).

3.5	Articles of Amendment, effective March 7, 2011 (incorporated by reference to Exhibit 3 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 3, 2011, Registration No. 001-33177).

3.6	Articles of Amendment, effective January 26, 2012 (incorporated by reference to Exhibit 3 to the Registrant’s Current Report on Form 8-K, filed with the Commission on January 27, 2012, Registration No. 001-33177).

3.7	Articles Supplementary, effective June 1, 2012 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on June 5, 2012, Registration No. 001-33177).

3.8	Articles of Amendment, effective May 27, 2014 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on May 28, 2014, Registration No. 001-33177).

3.9*	Articles Supplementary, effective September 7, 2016, designating the Series C Preferred Stock of the Registrant.

3.10	Bylaws of the Registrant, as amended and restated on April 1, 2014 (incorporated by reference to Exhibit 99 to the Registrant’s Current Report on Form 8-K, filed with the Commission on April 1, 2014, Registration No. 001-33177).

4.1	Specimen certificate representing the common stock of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on August 5, 2015, Registration No. 001-33177).

4.2	Specimen certificate representing the 7.625% Series A Cumulative Redeemable Preferred Stock of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A, filed with the Commission on December 1, 2006, Registration No. 001-33177).

4.3	Specimen certificate representing the 7.875% Series B Preferred Stock of the Registrant (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-11, filed with the Commission on May 31, 2012, Registration No. 333-181172).

4.4*	Specimen certificate representing the Series C Preferred Stock of the Registrant.

* Filed herewith